Exhibit 99.1

Netcapital Inc. Announces Registered Direct Offering

BOSTON, May 23, 2023 — Netcapital Inc. (Nasdaq: NCPL, NCPLW), (“Netcapital” or the “Company”), a digital private capital markets ecosystem, today announced that it has entered into definitive agreements for the purchase and sale of an aggregate of 1,100,000 shares of its common stock, at a purchase price of $1.55 per share. The offering is expected to close on May 25, 2023, subject to satisfaction of customary closing conditions.

The gross proceeds to the Company from the offering are expected to be approximately $1.7 million, before deducting the placement agent's fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to retire approximately $365,000 of outstanding indebtedness with the remainder primarily for general corporate purposes.

ThinkEquity is acting as the exclusive placement agent for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-267921), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2022 and declared effective on October 26, 2022. The offering of such securities in the registered direct offering is being made only by means of a prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC's website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The company's consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies with disruptive technologies. The Netcapital funding portal is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements include, among others, statements regarding the completion of the offering, the anticipated proceeds from the offering and the use of such proceeds. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations:

800-460-0815

ir@netcapital.com